For Further Information:

United Financial Mortgage Corp.          Coffin Communications Group
600 Enterprise Drive, Suite 206          15300 Ventura Blvd, Suite 303
Oak Brook, IL 60523                      Sherman Oaks, CA 91403
(630) 571-7222                           (818) 789-0100
(630) 571-2623 Fax                       (818) 789-1152 Fax
Contact: Steve Khoshabe                  Contact: William F. Coffin, CEO
         Chief Financial Officer                  Mark Daugherty,
                                                  Account Principal

FOR IMMEDIATE RELEASE:

                United Financial Mortgage Launches Redesigned
                       Web Site at www.UFMC.com

OAK BROOK, IL, January 26, 2000 - United Financial Mortgage Corp.(CHX:UFM), today announced the launch of its newly re-designed Web site, located at www.ufmc.com. The re-launch of UFMC.com is the result of extensive beta testing, consumer feedback and award-winning design. Designed by Cyberdesic, a leading Internet Web design firm used by such companies as State Farm and Caterpillar, the Company's new interactive Web site will offer a full menu of mortgage products and services to consumers online.

The newly re-designed UFMC.com is rich in functionality, with features including:

        - Online loan processing
        - A newly added section of the site that educates consumers on home loans
        - A new version of the Company's highly-acclaimed online mortgage calculator
        - The ability to obtain a credit report online
        - The ability to obtain a home valuation online
        - An expanded investor relations site

"The re-launch of our consumer Web site is the central component of our commitment to a new, industry-leading level of customer service," said Joseph Khoshabe, United Financial Mortgage's CEO and President. "We feel that once consumers are aware of the ease and responsiveness of our online mortgage shopping alternatives, they will endorse the idea by bringing their business here first."

The Company's strategy is to offer the consumer the greatest possible service capabilities online, both to draw and retain customers and to reduce the costs of staffing brick-and-mortar branch offices. In the Company's opinion, customers who can locate and apply for a UFM mortgage in only minutes online-- and receive aproval in only minutes or hours--will forgo traditional methods of searching for home financing, which can keep prospective home buyers uncertain about their loan for days or weeks.

"The introduction of our newly designed Internet site is but the first in a series of developments for UFMC. We continue to aggressively pursue the Internet as a means of marketing mortgages and related products, and will continue to develop and refine the best opportunity in generations to provide our customers with superior service at lower costs," concluded Mr. Khoshabe.

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About United Financial Mortgage

United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has regional offices in several other states. The Company's Web site(www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

This press release may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in the general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.